UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

INVENTRUST PROPERTIES CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2809 Butterfield Road, Suite 360 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Employment Agreements

On June 19, 2015, InvenTrust Properties Corp. (the “Company”) entered into an Amended and Restated Executive Employment Agreement (an “Employment Agreement”) with each of Thomas McGuinness, Jack Potts and Michael Podboy (collectively, the “Executives”). The Employment Agreements amend and restate the prior Executive Employment Agreements. Pursuant to the Employment Agreements, the Executives will serve in the following positions with the Company: Mr. McGuinness – President and Chief Executive Officer; Mr. Potts – Executive Vice President, Chief Financial Officer and Treasurer; and Mr. Podboy – Executive Vice President – Chief Investment Officer.

The Employment Agreements provide that the Executives will be entitled to the following annual base salaries, which were approved by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) by action taken effective as of June 19, 2015: Mr. McGuinness – $700,000; Mr. Potts –$483,000; and Mr. Podboy –$395,000. Consistent with the Company’s prior practice, such annual base salaries are effective as of January 1, 2015. In addition, each Executive will be eligible to receive an annual cash performance bonus based upon the achievement of performance criteria established and approved by the Compensation Committee. The target award for Messrs. McGuinness, Potts and Podboy will be no less than 125%, 90% and 80% of such Executive’s annual base salary, respectively, with the threshold and maximum bonus levels to be determined on an annual basis by the Compensation Committee in good faith. By action taken effective as of June 19, 2015, the Compensation Committee approved the following 2015 target annual bonuses, as a percentage of annual base salary, for each of the Executives: Mr. McGuinness—125%; Mr. Potts – 90%; and Mr. Podboy – 80%, and approved each Executive’s threshold bonus level for the 2015 fiscal year as 50% of his target bonus award, and each Executive’s maximum bonus level for the 2015 fiscal year as 150% of his target bonus award. The Employment Agreements provide that in the event of a change in control of the Company or certain specified events resulting in a listing of the Company’s shares on a national securities exchange (including an initial public offering), the Executive will be eligible to receive a pro rated portion of the Executive’s target annual bonus for the year in which such event occurs.

Under the Employment Agreements, if the Executive’s employment is terminated by the Company without “cause” or by the Executive for “good reason” (each, as defined in the InvenTrust Employment Agreements), the Executive will be entitled to the following severance payments and benefits:

•	payment in an amount equal to a multiple of the sum of the Executive’s annual base salary and target bonus for the year in which the termination occurs, payable in equal installments over a period of 12 months commencing within 60 days following the Executive’s termination date (except as described below); and

•	payment or reimbursement by the Company of premiums for healthcare continuation coverage under COBRA for the Executive and his dependents for up to 18 months after the termination date.

The cash severance multiple for each Executive for both non-change in control and change in control termination scenarios is as follows: Mr. McGuinness – 2x (non-change in control) and 3x (change in control); all other Executives – 1.5x (non-change in control) and 2.5x (change in control). The change in control severance multiple will apply in the event of a termination by the Company without “cause” that occurs on the date of, or during the 24 month period following, a change in control transaction or sale of the Company’s retail business segment, or in the event of a termination by the Executive for “good reason” that occurs on the date of, or during the 24 month period following, a change in control transaction (each, as defined in the Employment Agreements). Cash severance payable in the event of a qualifying change in control termination will be made in a single lump sum within 60 days following the Executive’s termination date (rather than installments over 12 months). The Executive’s right to receive the severance or other benefits described above will be subject to the Executive signing, delivering and not revoking a general release agreement in a form generally used by the Company.

The Employment Agreements further provide that, to the extent that any payment or benefit received by an Executive in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, as amended (the “Code”), such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the Executive than receiving the full amount of such payments.

The Employment Agreements also contain a confidentiality covenant by the Executive that extends indefinitely, a noncompetition covenant that extends during the Executive’s employment and for a period of one year following a termination of the Executive’s employment, and an employee and independent contractor nonsolicitation covenant that extends during the Executive’s employment and for a period of three years following a termination of the Executive’s employment. The noncompetition covenant generally prohibits the Executive from engaging or associating with any person or entity that owns properties having an aggregate appraised value of at least $500 million and is actively engaged in the acquisition, ownership, development, improvement, operation, management, leasing or sale of community centers, grocery-anchored centers, strip centers and/or power centers. Each Employment Agreement also includes a mutual non-disparagement covenant by the Executive and the Company.

Mr. McGuinness’ Employment Agreement also provides that the Company will reimburse Mr. McGuinness for up to $15,000 in legal fees incurred for consultation and advice with respect to his Employment Agreement.

The foregoing description of the Employment Agreements is not complete and is subject to and qualified in its entirety by the terms of the Employment Agreements for Messrs. McGuinness, Potts and Podboy, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

InvenTrust Properties Corp. 2015 Incentive Award Plan

Effective as of June 19, 2015, the Board adopted and approved the InvenTrust Properties Corp. 2015 Incentive Award Plan (the “Incentive Award Plan”), under which the Company may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which the Company competes. The Incentive Award Plan has not been approved by the Company’s stockholders. The material terms of the Incentive Award Plan are summarized below.

Eligibility and Administration. Employees, consultants and directors of the Company and its subsidiaries are eligible to receive awards under the Incentive Award Plan. The Incentive Award Plan will be administered by the Board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of the Company’s directors and/or officers (referred to collectively as the “plan administrator”), subject to certain limitations that may be imposed under Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator will have the authority to administer the Incentive Award Plan, including the authority to select award recipients, determine the nature and amount of each award, and determine the terms and conditions of each award. The plan administrator will also have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Incentive Award Plan, subject to its express terms and conditions.

Size of Share Reserve; Limitations on Awards. The maximum aggregate number of shares that may be issued pursuant to awards (including incentive stock options) under the Incentive Award Plan is 30,000,000 shares.

If any shares subject to an award under the Incentive Award Plan are forfeited, expire or are settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Incentive Award Plan. However, the following shares may not be used again for grant under the Incentive Award Plan: (1) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award; (2) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options.

To the extent permitted under applicable securities exchange rules, if any, without stockholder approval, awards granted under the Incentive Award Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the Incentive Award Plan.

The maximum number of shares of common stock that may be subject to one or more awards granted to any one participant pursuant to the Incentive Award Plan during any calendar year is 4,500,000 shares and the maximum amount that may be paid under a cash award pursuant to the Incentive Award Plan to any one participant during any calendar year period is $10,000,000. The maximum aggregate value, determined as of the grant date under applicable accounting standards, of awards that may be granted to any non-employee director pursuant to the Incentive Award Plan during any calendar year is $500,000.

Awards. The Incentive Award Plan provides for the grant of stock options, restricted stock, dividend equivalents, stock payments, restricted stock units (“RSUs”), performance shares, other incentive awards and SARs. All awards under the Incentive Award Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards will be settled in shares of Company common stock or cash, as determined by the plan administrator.

Stock Options. Stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), provide for the purchase of shares of Company common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions. ISOs may only be granted under the Incentive Award Plan to the extent that the requirements of Section 422 of the Code are complied with, including the shareholder approval requirements under Treasury Regulation Section 1.422-2(b)(2).

Restricted Stock Units. RSUs are contractual promises to deliver shares of Company common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying the RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, the Company will issue to the participant one unrestricted, fully transferable share of Company common stock (or the fair market value of one such share in cash) for each vested and nonforfeited RSU.

Restricted Stock. Restricted stock is an award of nontransferable shares of Company common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until all restrictions are removed or expire. With respect to restricted stock that is subject to performance-based vesting conditions, dividends which are paid prior to vesting will only be paid out to the participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests.

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the Incentive Award Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the administrator.

Performance Shares. Performance shares are contractual rights to receive a range of shares of Company common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

Stock Payments. Stock payments are awards of fully vested shares of Company common stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Other Incentive Awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of Company common stock or value metrics related to the Company’s shares, and may remain forfeitable unless and until specified conditions are met. Other incentive awards may be linked to any specific performance criteria determined by the plan administrator.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Company common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payment dates during the period between a specified date and the date such award terminates or expires, as determined by the plan administrator. Dividend equivalents with respect to an award that is subject to performance-based vesting will only be paid out to the participant to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests.

Performance Bonus Awards. Performance bonus awards are cash bonus awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals.

Certain Transactions. The plan administrator has broad discretion to take action under the Incentive Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Company’s common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with the Company’s stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Incentive Award Plan and outstanding awards. In the event of a “change in control” of the Company (as defined in the Incentive Award Plan), to the extent that awards will not be continued, converted, assumed or replaced by the surviving or successor entity, such awards will become fully vested and exercisable immediately prior to the closing of the transaction.

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by the Company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Incentive Award Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise provided by the plan administrator. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Incentive Award Plan, the plan administrator may, in its discretion, accept cash or check, shares of Company common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination. The Board may amend or terminate the Incentive Award Plan at any time; however, except in connection with certain changes in the Company’s capital structure, stockholder approval will be required for any amendment that “reprices” any stock option or SAR or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the Plan may, without the consent of the affected participant, impair any rights or obligations under any previously-granted award, unless the award itself otherwise expressly so provides. No ISO may be granted pursuant to the Incentive Award Plan after the tenth anniversary of the date on which the Board adopted the Incentive Award Plan.

Additional REIT Restrictions. The Incentive Award Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of the Company’s stock contained in the Company’s charter or would impair the Company’s status as a REIT.

The foregoing description of the Incentive Award Plan is not complete and is subject to and qualified in its entirety by the terms of the Incentive Award Plan, a copy of which is filed herewith as Exhibit 10.4, and is incorporated herein by reference.

Restricted Stock Unit Awards

Effective as of June 19, 2015, the Compensation Committee approved the following RSU awards (with dividend equivalents) to each of the Executives (the “RSU Awards”) under the Incentive Award Plan: Mr. McGuinness – 437,500 RSUs; Mr. Potts – 150,000 RSUs; and Mr. Podboy – 125,000 RSUs. The terms and conditions of each RSU Award are set forth in a Time-Based Restricted Stock Unit Agreement (the “RSU Award Agreement”) entered into by the Company and the Executive. The following is a brief description of the material terms and conditions of the RSU Awards.

General. The RSU Awards are subject to vesting based on the Executive’s continued service with the Company. Each vested RSU entitles the Executive to receive one share of common stock of the Company.

Vesting. The RSUs will vest as follows, subject to the Executive’s continued service on each applicable vesting date: 33% on December 31, 2015, 33% on December 31, 2016 and 34% on December 31, 2017.

Certain Terminations of Service. If an Executive’s service is terminated by the Company other than for “cause,” by the Executive for “good reason,” in either case, on the date of, or during the twenty-four (24) month period following, a change in control of the Company, or due to the executive’s death or “disability” (as defined in the RSU Award Agreement), the RSUs will vest in full upon such termination. Upon an Executive’s termination of service for any other reason, any then-unvested RSUs will automatically be cancelled and forfeited by the Executive.

Payment. Any RSUs that become vested will be paid to the Executive in whole shares of Company common stock within 60 days after the applicable vesting date.

Dividend Equivalents. Each RSU is granted in tandem with a corresponding dividend equivalent. Each dividend equivalent entitles the executive to receive payments equal to the amount of the dividends paid on the share of common stock underlying the RSUs (whether vested or unvested) to which the dividend equivalent relates. Each payment in respect of a dividend equivalent will be made within 60 days following the applicable dividend payment date. Upon the Executive’s termination of service for any reason, the Executive will not be entitled to any future dividend equivalent payments with respect to dividends declared on or prior to the date of termination on shares of common stock underlying RSUs that are unvested as of the date of such termination.

The foregoing description of the RSU Awards is not complete and is subject to and qualified in its entirety by the terms of the Time-Based Restricted Stock Unit Agreement, a copy of which is filed herewith as Exhibit 10.5, and is incorporated herein by reference.

Termination of InvenTrust Properties Corp. 2014 Share Unit Plan

Effective as of June 19, 2015, in connection with the adoption of the Incentive Award Plan, the Company terminated the InvenTrust Properties Corp. 2014 Share Unit Plan (the “InvenTrust Share Unit Plan”). Awards outstanding under the InvenTrust Share Unit Plan will remain outstanding and subject to the terms of the plan and the applicable award agreement. No additional awards will be granted under the InvenTrust Share Unit Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 19, 2015, the Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Amendment No. 1”), to reflect the name change of the Company and changes to the compensation of non-employee directors of the Company. The foregoing description of the Amendment No. 1 is not complete and is subject to and qualified in its entirety by the terms of the Amendment No. 1, a copy of which is filed herewith as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of InvenTrust Properties Corp., effective as of June 19, 2015

10.1	Amended and Restated Executive Employment Agreement, dated as of June 19, 2015, between InvenTrust Properties Corp. and Thomas P. McGuinness.

10.2	Amended and Restated Executive Employment Agreement, dated as of June 19, 2015, between InvenTrust Properties Corp. and Jack Potts.

Exhibit No.	Description

10.3	Amended and Restated Executive Employment Agreement, dated as of June 19, 2015, between InvenTrust Properties Corp. and Michael Podboy.

10.4	InvenTrust Properties Corp. 2015 Incentive Award Plan (incorporated by reference to exhibit 99.1 to the Company’s Form S-8 Registration Statement, as filed by the Company with the Securities and Exchange Commission on June 19, 2015)

10.5	Form of Time-Based Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: June 23, 2015	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title	Executive Vice President – Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of InvenTrust Properties Corp., effective as of June 19, 2015

10.1	Amended and Restated Executive Employment Agreement, dated as of June 19, 2015, between InvenTrust Properties Corp. and Thomas P. McGuinness.

10.2	Amended and Restated Executive Employment Agreement, dated as of June 19, 2015, between InvenTrust Properties Corp. and Jack Potts.

10.3	Amended and Restated Executive Employment Agreement, dated as of June 19, 2015, between InvenTrust Properties Corp. and Michael Podboy.

10.4	InvenTrust Properties Corp. 2015 Incentive Award Plan (incorporated by reference to exhibit 99.1 to the Company’s Form S-8 Registration Statement, as filed by the Company with the Securities and Exchange Commission on June 19, 2015)

10.5	Form of Time-Based Restricted Stock Unit Agreement